UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501
Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2026, Venu Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative of the underwriters named therein (the “Representative”), in connection with the public offering (the “Offering”) of 14,340,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and pre-funded warrants to purchase up to 4,410,000 shares of Common Stock (“Pre-Funded Warrants”), in lieu of shares of Common Stock, in each case together with accompanying warrants to purchase up to 18,750,000 shares of Common Stock (“Common Warrants”). The aggregate public offering price for each share of Common Stock, together with one Common Warrant, was $4.00. The aggregate public offering price for each Pre-Funded Warrant, together with one Common Warrant, was $3.999. Each Common Warrant has an exercise price of $5.00 per share, is immediately exercisable upon issuance, and will expire on the fifth anniversary of the date of issuance. Each Pre-Funded Warrant is immediately exercisable at an exercise price of $0.001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The foregoing descriptions of the Common Warrants and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the copies of the forms of Common Warrant and Pre-Funded Warrant filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”).

The closing of the Offering took place on March 10, 2026. Pursuant to the Underwriting Agreement, the Company granted the underwriters a 45-day option to purchase up to an additional 2,812,500 shares of Common Stock and/or 2,812,500 Pre-Funded Warrants and/or 2,812,500 Common Warrants to cover any over-allotments in connection with the Offering at the applicable public offering price, less the underwriting discount (the “Over-Allotment Option”). On March 9, 2026, the Representative partially exercised the Over-Allotment Option to purchase 2,812,500 Common Warrants at a purchase price of $0.0093 per Common Warrant. Additionally, on March 10, 2026, the Representative partially exercised the Over-Allotment Option to purchase 2,812,500 shares of Common Stock at a purchase price of $3.7107 per share. As a result of exercises on March 9, 2026 and March 10, 2026, the Over-Allotment Option has been exercised in full by the Representative.

The sale of shares of Common Stock, Pre-Funded Warrants, and accompanying Common Warrants in the Offering generated net proceeds to the Company of approximately $80.1 million, including proceeds generated from the underwriters’ partial exercise of the Over-Allotment Option to purchase additional Common Warrants and shares of Common Stock, after deducting the underwriting discounts and commissions and other Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund a portion of the development costs of The Sunset McKinney and The Sunset Broken Arrow, to repay a promissory note in the principal amount of $4.35 million issued in connection with the recent acquisition of property in Centennial, Colorado where the Company intends to develop an indoor music hall and restaurant, and for working capital and other general corporate purposes.

The securities described above were offered and have been issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-291873) filed with the Securities and Exchange Commission on December 1, 2025 and declared effective on December 8, 2025, and the related base prospectus and prospectus supplement.

The Underwriting Agreement provides for customary indemnification by each of the Company and the underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, as well as other obligations of the parties and termination provisions. In connection with the closing of the Offering, the Company issued to the Representative a warrant to purchase up to an aggregate of 937,500 shares of Common Stock and, following the Representative’s partial exercise of the Over-Allotment Option to purchase 2,812,500 shares of Common Stock, a warrant to purchase up to an aggregate of 140,625 shares of Common Stock for an aggregate purchase price of $100.00 (collectively, the “Representative’s Warrants”). The Representative’s Warrants are exercisable immediately upon issuance at an exercise price of $5.00 per share and have a term of exercise equal to five years from the date of issuance.

The Underwriting Agreement also requires each of the Company’s officers and directors to enter into a “lock-up” agreement that generally prohibits, without the Representative’s prior written consent and subject to certain customary exceptions, the sale, transfer, or other disposition of shares of the Company’s Common Stock or securities convertible into or exercisable for shares of Common Stock or other equity securities of the Company for a period of 90 days from March 8, 2026, the date of the final prospectus relating to the Offering (the “Final Prospectus”). In addition, the Company agreed under the Underwriting Agreement not to offer, pledge, sell, contract to sell, short sell, or otherwise transfer or dispose of any shares of the Company’s capital stock or securities convertible into or exercisable for shares of the Company’s capital stock for a period of 60 days from the date of the Final Prospectus without the Representative’s prior written consent, subject to certain exceptions. The Underwriting Agreement also contains customary representations, warranties, and covenants made by the Company only for the purpose of entering the Underwriting Agreement, as of specific dates identified in the Underwriting Agreement, and solely for the benefit of the Representative.

The foregoing description of the Underwriting Agreement and the Representative’s Warrants does not purport to be complete and is qualified in entirety by reference to the copies of the Underwriting Agreement and the Representative’s Warrants filed as Exhibits 1.1, 4.3, and 4.4, respectively, to this Current Report. A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the shares of Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants in the Offering is filed as Exhibit 5.1 hereto.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On March 6, 2026, the Company issued a press release announcing the commencement of the Offering. On March 8, 2026, the Company issued a press release announcing the pricing of the Offering. On March 10, 2026, the Company issued a press release announcing the closing of the Offering.

The launch press release, pricing press release, and closing press release are filed as Exhibits 99.1, 99.2, and 99.3, respectively, hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated March 8, 2026, between the Company and ThinkEquity LLC
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Representative’s Warrant dated March 10, 2026
4.4	Form of Representative’s Warrant dated March 11, 2026
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
99.1	Press Release issued by Venu Holding Corporation on March 6, 2026
99.2	Press Release issued by Venu Holding Corporation on March 8, 2026
99.3	Press Release issued by Venu Holding Corporation on March 10, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: March 11, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman